Exhibit 10.1

FIRST AMENDMENT TO

JOINT EXPLORATION AND DEVELOPMENT AGREEMENT

This First Amendment to Joint Exploration and Development Agreement (this “First Amendment”) is effective as of March 1, 2013, and is by and among EOG Resources, Inc., a Delaware corporation (“EOG”), whose address is 6101 S. Broadway, Suite 200, Tyler, Texas 75703, and ZaZa Energy Corporation, a Delaware corporation (“ZaZa Corporation”), and ZaZa Energy LLC, a Texas limited liability company (“ZaZa LLC” and, together with ZaZa Corporation, “ZaZa”), each having an address of 1301 McKinney, Suite 2850, Houston, Texas 77010.  EOG and ZaZa are sometimes herein referred to collectively as the “Parties.”

RECITALS

WHEREAS, on March 21, 2013, the Parties entered into that certain Joint Exploration and Development Agreement dated effective March 1, 2013, by and among the Parties (the “JEDA”); and

WHEREAS, the Parties desire to amend the JEDA as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree that the JEDA shall be amended as follows:

1.                                      The first sentence of Section 1 to the JEDA shall be substituted and replaced in its entirety with the following:

The First Closing shall take place at the offices of Baker & McKenzie LLP, 711 Louisiana, Suite 3400, Houston, Texas 77002, at 10:00 a.m. (local time) on or before April 2, 2013, or such other time or place as the Parties may agree upon in writing (the “First Closing Date”).

2.                                      The third sentence of Section 3.7 to the JEDA shall be substituted and replaced in its entirety with the following:

The “Contract Area” (as defined in the JOA) covered by the JOA shall be the same as the Project Area, but shall exclude any Oil and Gas Interests that are subject to the Range-ZaZa JOA.

3.                                      Exhibit “B-1” to the JEDA shall be substituted and replaced in its entirety with Exhibit “B-1” attached hereto and incorporated herein.

Except as expressly set forth herein, all terms and conditions of the JEDA shall remain unchanged and in full force and effect.  The Parties hereby ratify and confirm the JEDA as amended herein.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have executed and delivered this First Amendment to be effective as of the date first written above.

EOG RESOURCES, INC.

By:	/s/ Randall L. Davis
Name:	Randall L. Davis
Title:	Division Land Manager

ZAZA ENERGY CORPORATION

By:	/s/ Todd A. Brooks
Name:	Todd A. Brooks
Title:	President and CEO

ZAZA ENERGY LLC

By:	/s/ Todd A. Brooks
Name:	Todd A. Brooks
Title:	Manager

Signature Page to First Amendment to JEDA

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit “B-1”

Schedule of ZaZa Leasehold

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.